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DIRECTV

EXHIBIT 32

Certification of Periodic Financial Reports

        Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of DIRECTV GROUP HOLDINGS, LLC (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q/A for the three months ended June 30, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 19, 2015		October 19, 2015
By:	/s/ JOHN STANKEY John Stankey President and Chief Executive Officer	By:	/s/ JOHN J. STEPHENS John J. Stephens Senior Executive Vice President and Chief Financial Officer

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 32 is expressly and specifically incorporated by reference in any such filing.

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to DIRECTV GROUP HOLDINGS, LLC and will be retained by DIRECTV GROUP HOLDINGS, LLC and furnished to the Securities and Exchange Commission or its staff upon request.

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DIRECTV
  EXHIBIT 32
Certification of Periodic Financial Reports